Exhibit 99.1

M III Shareholders Approve Merger with IEA Energy Services, LLC

Upon completion of transaction, M III and IEA to combine, creating a national renewable energy leader

New York, NY. (March 21, 2018) — M III Acquisition Corp. (“M III”) (NASDAQ: MIII) today announced that its stockholders have approved the previously announced business combination with IEA Energy Services LLC (“IEA”), a leading engineering, procurement and construction (“EPC”) company in the renewable energy sector. The transaction is expected to close on or shortly after March 23, 2018, upon which time, M III will be renamed “Infrastructure and Energy Alternatives, Inc. (“the Company”).

Following the completion of the business combination, the Company will hold all of the existing renewable energy EPC businesses (the “IEA Businesses”) of IEA, including the Infrastructure and Energy Alternatives family of companies, led by White Construction, Inc. and IEA Renewable Energy, Inc.

The proposal to approve the business combination received the affirmative vote of the holders of at least a majority of the outstanding shares of M III’s common stock entitled to vote on the transaction. According to the final voting results, approximately 82.46% of the outstanding shares of common stock of M III, as of the close of business on February 9, 2018, the record date, voted and 98.81% of such shares voted in favor of the business combination.

The consummation of the business combination remains subject to the satisfaction or waiver of certain other closing conditions set forth in detail in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) by M III on February 9, 2018 (as supplemented by the proxy supplement filed with the SEC on March 8, 2018 and by the proxy supplement filed with the SEC on March 20, 2018, our “Proxy Statement”).

About M III

M III is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Upon the consummation of this business combination, M III will be renamed Infrastructure and Energy Alternatives, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “will,” “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to projections, revenues, earnings, performance, strategies, prospects and other aspects of the our business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the ability to meet NASDAQ’s continued listing standards following the business combination; (2) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, and our ability to grow and manage growth profitably; (3) the incurrence of costs related to the business combination; (4) changes in applicable laws or regulations, including the impact of the Tax Cuts and Jobs Act of 2017; (5) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated in our Proxy Statement, including those under “Risk Factors” therein, and other documents to be filed with the SEC by M III and the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.